UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 11, 2007
CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Louisiana Street
Suite 1500 Houston, Texas	77002 (Zip code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (713) 328-1000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 11, 2007, Carrizo Oil & Gas, Inc. (the “Company”) entered into the Second Amendment to Credit Agreement (the “Second Amendment”), which amends the Credit Agreement dated as of May 25, 2006 among the Company, certain subsidiaries of the Company, the lenders thereto and JPMorgan Chase Bank, N.A., as Administrative Agent as previously amended by the First Amendment dated December 19, 2006 (the “Credit Agreement”).
     Pursuant to the Second Amendment, the Borrowing Base (as such term is defined in the Credit Agreement) has been increased to $117 million. The Second Amendment further provides that in the event the scheduled redetermination of the Borrowing Base is not made on or prior to January 1, 2008 as a result of the Borrower failing to comply with the requirement to deliver required engineering reports, the Borrowing Base will be reduced by $3 million commencing on January 1, 2008 and continuing on the first day of each month thereafter until the Borrowing Base is redetermined. The Conforming Borrowing Base (as such term is defined in the Credit Agreement) has been amended to be $100 million. In connection with the Second Amendment, JPMorgan Chase Bank, National Association has assigned 44.4% of its commitment to Guaranty Bank. In addition, the Second Amendment increases the amount of investments in others that the Company may make.
     As of September 10, 2007, $50 million principal amount was outstanding under the Credit Agreement, bearing interest at a weighted average rate of 7.2% per annum. Borrowings under the Credit Agreement have been used to fund the Company’s exploration program and for other general corporate purposes. The foregoing description of the Second Amendment is not complete and is qualified by reference to the complete document, which is attached hereto as an exhibit and incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation.
     On September 11, 2007, we entered into the Second Amendment facility which among other things increased the borrowing base for borrowings under the credit facility to $117 million. The discussion under Item 1.01 of this Current Report is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
     On September 11, 2007, we issued a press release regarding the execution of the Second Amendment, which is furnished as Exhibit 99.1 to this report.
     None of the information furnished in Item 7.01 and the accompanying exhibit 99.1 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.
     Certain statements in this report, including but not limited to statements regarding funding under the credit facility, benefits and effects of the amendments to the credit facility, our capital expenditures program and the use of proceeds from the credit facility and other statements that are not historical facts, are forward looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include a determination as to the amount of borrowings to be made under the amendment to the credit facility, satisfaction of conditions to funding borrowings under the amendment to the credit agreement, our results of operations, general market conditions and other risks described in our Form 10-K for the year ended December 31, 2006 and our other filings with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

10.1	Second Amendment effective as of September 11, 2007 to Credit Agreement dated as of May 25, 2006 among Carrizo Oil & Gas, Inc., as Borrower, Certain Subsidiaries of Borrower, as Guarantors, JPMorgan Chase Bank, National Association, as Administrative Agent and Lender, and Guaranty Bank as Lender.

99.1	Press Release issued by the Company on September 11, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling

Name:	Paul F. Boling
Title:	Vice President and Chief Financial Officer
Date: September 11, 2007

Exhibit Index

Exhibit	Description

10.1	Second Amendment effective as of September 11, 2007 to Credit Agreement dated as of May 25, 2006 among Carrizo Oil & Gas, Inc., as Borrower, Certain Subsidiaries of Borrower, as Guarantors, JPMorgan Chase Bank, National Association, as Administrative Agent and Lender, and Guaranty Bank as Lender.

99.1	Press Release issued by the Company on September 11, 2007